Exhibit T3A.129

Delaware PAGE 1 The First State I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “LAUREL PARK RETAIL PROPERTIES LLC”, FILED IN THIS OFFICE ON THE THIRD DAY OF MAY, A.D. 2005, AT 9:31 O’ CLOCK A.M. 3963957 8100 Harriet Smith Windsor, Secretary of State AUTHENTICATION: 3852212 050355295 DATE: 05-03-05

State of Delaware Secretary of State Division of Corporations Delivered 10:06 AM 05/03/2005 FILED 09:31 AM 05/03/2005 SRV 050355295 – 3963957 FILE STATE of DELAWARE LIMITED LIABILITY COMPANY CERTIFICATE of FORMATION First: The name of the limited liability company is Laurel Park Retail Properties LLC Second: The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400 in the City of Wilmington, DE 19808. The name of its Registered agent at such address is Corporation Service Company Third: (Use this paragraph only if the company is to have a specific affective date of dissolution: “The latest date on which the limited liability company is to dissolve is .”) Fourth: (Insert any other matters the members determine to include herein.) In Witness Whereof, the undersigned have executed this Certificate of Formation this 2nd day of May, 2005. By: Authorized Person(s) Name: Ralph Killebrew, Organizer Typed or Printed